SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 26, 2005


                           The Sagemark Companies Ltd.
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             (Exact name of Registrant as Specified in its Charter)


          New York                      0-4186                   13-1948169
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(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)                File No.)             Identification No.)


        1285 Avenue of the Americas, 35th Floor, New York, New York 10019
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                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (212) 554-4219


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01    Entry into a Material Definitive Agreement.

         On September 26, 2005, the Operating Agreement relating to the establishment by Premier P.E.T. Imaging International, Inc. ("Premier"), a wholly owned subsidiary of The Sagemark Companies Ltd. (the "Registrant"), of an outpatient positron emission tomography ("PET") medical diagnostic imaging center in East Setauket, New York became effective. The Operating Agreement was executed on August 10, 2005 between Premier, Anna Associates LLC and Suffolk P.E.T. Management, LLC ("Suffolk PET"). Suffolk PET is jointly owned by Premier (51%) and Anna Associates, LLC (49%). The Operating Agreement became effective on September 26, 2005.

         In accordance with the applicable provisions of the Operating Agreement, Premier and Anna Associates LLC contributed an aggregate of $10,000 of equity to Suffolk PET and Premier advanced $350,000 as a subordinated working capital loan to Suffolk PET. The Registrant, in connection with such PET imaging center, entered into a Lease dated as of August 10, 2005 with Suffolk PET pursuant to which Suffolk PET leased, for a period of ten years, a positron emission tomography/computed tomography ("PET/CT") scanner, which Registrant leased from an independent medical equipment lender, and certain premises from a landlord, one of the principals of which is the principal in Anna Associates, LLC.

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

Item 9.01    Financial Statements and Exhibits.

             (c)   Exhibits

             10 Lease dated as of August 10, 2005 between The Sagemark Companies Ltd. and Suffolk P.E.T. Management, LLC


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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE SAGEMARK COMPANIES LTD.

                                       By: /s/ THEODORE B. SHAPIRO
                                           -------------------------------------
                                           Theodore B. Shapiro, President and
                                           Chief Executive Officer

Date: September 30, 2005

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